Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Orgenesis Inc. of our report dated April 15, 2024 relating to the financial statements, which appears in Orgenesis Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
May 24, 2024

Kesselman & Kesselman, Building 25, MATAM, P.O BOX 15084 Haifa, 3190500, Israel,

Telephone: +972 -4- 8605000, Fax: +972 -4- 8605001, www.pwc.com/il